                                                            Registration No. 33-
    As filed with the Securities and Exchange Commission on November 25, 1997
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                     BALLY TOTAL FITNESS HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   36-3228107
 (State or other jurisdiction of                    (I.R.S. employer
 incorporation or organization)                    identification No.)

                           8700 WEST BRYN MAWR AVENUE
                             CHICAGO, ILLINOIS 60631
                                 (773) 380-3000
           (Address of principal executive offices including zip code)

                                 ---------------

                     BALLY TOTAL FITNESS HOLDING CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plan)

                                 ---------------

                                                             Copy to:
           CARY A. GAAN, ESQ.                           IRV BERLINER, ESQ.
 BALLY TOTAL FITNESS HOLDING CORPORATION               BENESCH, FRIEDLANDER,
       8700 WEST BRYN MAWR AVENUE                      COPLAN & ARONOFF LLP
         CHICAGO, ILLINOIS 60631                     2300 BP AMERICA BUILDING
             (773) 380-3000                              200 PUBLIC SQUARE
                                                    CLEVELAND, OHIO 44114-2378
                                                          (216) 363-4500

           (Name and address including zip code; and telephone number, including area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE


-----------------------    -------------------------  ------------------------    --------------------------  ----------------------
Title of securities to be  Amount to be registered(2) Proposed maximum            Proposed maximum            Amount of registration
registered                                            offering price per share(3) aggregate offering price(3) fee
-----------------------    -------------------------  ------------------------    --------------------------  ----------------------

Common Stock, par value    250,000 shares             $17.4375                    $4,359,375                  $1,321.02
$.01 per share
-----------------------    -------------------------  ------------------------    --------------------------  ----------------------

         1 This Registration Statement covers an indeterminate amount of interests in the Bally Total Fitness Holding Corporation Employee Stock Purchase Plan.

         2 This Registration Statement also includes an indeterminable number of shares of Common Stock which may be issued under the anti-dilution provisions of the plan.

         3 Estimated in accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Common Stock on November 19, 1997 as reported on the NASDAQ (NMS).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

         The following documents filed or to be filed by Bally Total Fitness Holding Corporation (the "Company") with the Securities and Exchange Commission ("Commission") are hereby incorporated or deemed to be incorporated by reference in this Registration Statement.

         (1) The Company's Annual Report on Form 10-K/A for the year ended December 31, 1996, File No. 0-27478.

         (2) The Company's Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1997, File No. 0-27478.

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 0-27478.

         (4) The Company's Current Report on Form 8-K filed with the Commission on August 4, 1997, File No. 0-27478.

         (5) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, File No. 0-27478.

         (6) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A/A filed with the Commission on January 3, 1996, File No. 0-27478.

         (7) All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing each such document.

         Any statement contained in a document incorporated by, or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 4.   Description of Securities.

         Not Applicable.


Item 5.   Interests of Named Experts and Counsel.

         Not Applicable.


Item 6.   Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("DGCL") permits the indemnification of the directors and officers of the Company. The Company's Amended and Restated By-laws provide that it will indemnify the officers, directors, employees and agents of the Company to the extent permitted by the DGCL.

         The Company's Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Company, and persons who serve or served at the request of the Company as a director, officer, employee or agent of another corporation, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties in amounts paid or to be paid in settlement) reasonably incurred with respect to any actions, suit or proceeding, whether civil, criminal, administrative or investigative, provided, however, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Company. In the event a claim for indemnification by any person has not been paid in full by the Company after written request has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The right to indemnification conferred in the Company's Restated Certificate of Incorporation is a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The Company maintains insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under state law.

Item 7.   Exemption from Registration Claimed.

         Not applicable.

Item 8.   Exhibits.

         4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed January 3, 1996, Registration No. 33-99844).

         4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed January 3, 1996, Registration No. 33-99844).

         4.3      Bally Total Fitness Holding Corporation Employee Stock
                  Purchase Plan.

         5.1 Opinion of Benesch, Friedlander, Coplan & Aronoff LLP, Counsel to the Company, regarding legality.

         23.1     Consent of Ernst & Young LLP, independent public accountants.

         23.2 Consent of Benesch, Friedlander, Coplan & Aronoff LLP (contained in their opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1 Power of Attorney (included in Part II of this Registration Statement).

Item 9.   Undertakings.

                  (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement;

                                  (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                                 (ii) To reflect in the prospectus any facts or
                           events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                (iii) To include any material information with
                           respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the

                  Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 21st day of November, 1997.

                                      BALLY TOTAL FITNESS
                                      HOLDING CORPORATION
                                      (Registrant)


                                      By:/s/ Lee S. Hillman
                                         --------------------------------------
                                         Lee S. Hillman
                                         Chief Executive Officer, President and
                                         Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee S. Hillman and John W. Dwyer, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Company in the capacities and on the dates indicated.


Dated:      November 21, 1997              /s/ Arthur M. Goldberg
                                           ------------------------------------
                                           Arthur M. Goldberg
                                           Chairman of the Board of Directors

Dated:      November 21, 1997              /s/ Lee S. Hillman
                                           ------------------------------------
                                           Lee S. Hillman
                                           Chief Executive Officer, President
                                           and Director

Dated:      November 21, 1997              /s/ John W. Dwyer
                                           ------------------------------------
                                           John W. Dwyer
                                           Executive Vice President, Chief
                                           Financial Officer and Treasurer

Dated:      November 21, 1997              /s/ Geoff M. Scheitlin
                                           ------------------------------------
                                           Geoff M. Scheitlin
                                           Vice President and Controller

Dated:      November 21, 1997              /s/ Aubrey C. Lewis
                                           ------------------------------------
                                           Aubrey C. Lewis
                                           Director

Dated:      November 21, 1997              /s/ J. Kenneth Looloian
                                           ------------------------------------
                                           J. Kenneth Looloian
                                           Director

Dated:      November 21, 1997              /s/ James F. Mc Anally, M.D.
                                           ------------------------------------
                                           James F. Mc Anally, M.D.
                                           Director

Dated:      November 21, 1997              /s/ Liza M. Walsh
                                           ------------------------------------
                                           Liza M. Walsh
                                           Director

                                  EXHIBIT INDEX
                                  -------------

EXHIBIT NO.                                 EXHIBIT DESCRIPTION                                            PAGE NO.
-----------                                 -------------------                                            --------

4.1 Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed January 3, 1996, Registration No. 33-99844).

4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed January 3, 1996, Registration No. 33-99844).

4.3         Bally Total Fitness Holding Corporation Employee Stock Purchase Plan.

5.1 Opinion of Benesch, Friedlander, Coplan & Aronoff LLP, Counsel to the Company, regarding legality.

23.1        Consent of Ernst & Young LLP, independent public accountants.

23.2 Consent of Benesch, Friedlander, Coplan & Aronoff LLP (contained in their opinion filed as Exhibit 5.1 to this Registration Statement).

24.1        Power of Attorney (included in Part II of this Registration
            Statement).